NEWS RELEASE

NCR Voyix Reports Preliminary Fourth Quarter and Full Year 2023 Results

ATLANTA, February 29, 2024 - NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”), a leading provider of technology solutions, reported preliminary financial results today for the three and twelve months ended December 31, 2023. Reported results reflect the NCR Voyix business, following the spin-off of NCR Atleos Corporation (“NCR Atleos”) as an independent, publicly traded company on October 16, 2023.

In millions	Q4 2023	Q4 2022	% Change	FY 2023	FY 2022	% Change
Revenue	$963	$966	—%	3,830	3,793	1%
Net income (loss) from continuing operations attributable to NCR Voyix	(255)	(12)	n/m	(585)	(203)	n/m
Adjusted EBITDA	134	166	(19)%	618	596	4%

“We had a solid 2023 and delivered Revenue and Adjusted EBITDA results in line with the expectations discussed at our Investor Day in September,” said David Wilkinson, NCR Voyix CEO. “We have continued to find innovative solutions to meet the evolving business needs of our install-base of mid-market and enterprise customers. This has enabled us to expand our existing relationships and sign new customers, including several key competitive takeaways, and we look forward to continuing this momentum as we move through 2024.”

Q4 2023 Key Highlights
•Software & Services Revenue growth of 2% compared with Q4 2022
•Launched efficiency initiatives aimed at driving cost savings
•Successfully completed spin-off of NCR Atleos
•Completed divestiture of non-core merchant contracts and Austria-based hardware businesses

FY 2023 Key Highlights
•Software & Services Revenue growth of 4% compared with FY 2022
•Added approximately 14,000 customer sites to the platform
•Doubled the number of payment sites
•Signed over 650 new logos across the three segments

In millions	Q4 2023	Q4 2022	% Change	FY 2023	FY 2022	% Change
Retail
Revenue	$544	$558	(3)%	$2,177	$2,182	—%
Adjusted EBITDA	90	105	(14)%	411	384	7%

Restaurants
Revenue	$223	$218	2%	$886	$857	3%
Adjusted EBITDA	50	41	22%	197	160	23%

Digital Banking
Revenue	$151	$140	8%	$579	$547	6%
Adjusted EBITDA	56	56	—%	219	233	(6)%

“I am pleased with our accomplishments in 2023, which included growing our Software and Services revenue streams and expanding our platform and payment sites,” said Brian Webb-Walsh, NCR Voyix CFO. “We enter 2024 focused on productivity and efficiencies across our organization to drive both margin expansion and free cash flow. These outcomes will enable us to invest in our growth initiatives and make progress on reducing leverage.”

Financial Outlook

The Company is providing fiscal year 2024 guidance as follows:

Full Year
Total Revenue	$3,600M – $3,700M
Software & Services Revenue	$2,700M – $2,750M
Hardware Revenue	$900M – 950M
Adjusted EBITDA	$632M – $657M
Free Cash Flow	$155M – $185M

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release. As further discussed under the heading “Additional Information – Spin-Off Information” our Adjusted EBITDA for historic periods after giving effect to the spin-off includes certain costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Accordingly, our guidance for Adjusted EBITDA in 2024 is more comparable to our historical Normalized Adjusted EBITDA, which includes an adjustment for these estimated costs.

Fourth Quarter and Full Year 2023 Preliminary Earnings Conference Call

NCR Voyix management will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the Company’s preliminary results for the fourth quarter and full year 2023. Access to the webcast and the accompanying slides are available on the Investor Relations section of the Company’s website at http://investor.ncrvoyix.com. Participants may access the live call by dialing 877-407-3088 (United States/Canada Toll-free) or +1 201-389-0927 (International Toll) and requesting to be connected to the conference call. A replay of the audio webcast will be archived on the Company’s website following the live event.

More information on the Company’s fourth quarter and full year preliminary earnings is available on the NCR Voyix Investor Relations website at http://investor.ncrvoyix.com.
About NCR Voyix
NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail, restaurant and digital banking industries. NCR Voyix transforms retail stores, restaurant systems and digital banking experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with over 15,000 employees and customers in 35 countries across the globe.

Website: http://investor.ncrvoyix.com
Twitter: https://www.x.com/ncr_voyix/
Facebook: https://www.facebook.com/ncrcorp
Instagram: https://www.instagram.com/ncrvoyix/
LinkedIn: https://www.linkedin.com/company/ncrvoyix/
YouTube: https://www.youtube.com/@ncrvoyix

News Media Contact
Lee Underwood
lee.underwood@ncrvoyix.com

Investor Contact
Alan Katz
alan.katz@ncrvoyix.com

ADDITIONAL INFORMATION

Spin-Off Information. On October 16, 2023, NCR Voyix completed the spin-off of NCR Atleos as an independent, publicly traded company. The historical financial results of NCR Atleos are reflected as discontinued operations in NCR Voyix’s consolidated financial statements for periods prior to the completion of the spin-off. Accordingly, the financial information included in this release has been recast to reflect the treatment of NCR Atleos as discontinued operations. However, certain costs historically allocated to NCR Atleos do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. These estimated costs have been included in NCR Voyix’s results from continuing operations, even though NCR Voyix is not expected to incur any additional amounts with respect to such costs following completion of the spin-off, and primarily include costs of services and selling, general and administrative expenses. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this release may not be comparable with estimates previously reported. To address this, NCR Voyix has provided Normalized Adjusted EBITDA, which adjusts for these costs.

In addition, NCR Voyix was not able to transfer all NCR Atleos-related operations in all foreign countries simultaneously with the spin-off. As a result, some of these transfers occurred during the fourth quarter of fiscal 2023 and the first quarter of fiscal 2024, with more expected to occur in the future. Each of these transfers from continuing operations will impact NCR Voyix’s segment and consolidated results as we retrospectively recast historical financial information for additional operations that become categorized as discontinued operations. As a result, NCR Voyix’s GAAP and non-GAAP combined segment and consolidated results in this release and in future public disclosures may not be comparable with estimates previously reported.

As a result of discontinued operations treatment and post-2023 transfers and planned transfers of NCR Atleos-related operations in foreign countries, NCR Voyix’s GAAP and non-GAAP combined segment results, segment results and consolidated results in this release may not be comparable with estimates previously reported. To provide enhanced comparability of combined segment results and consolidated results between periods, NCR Voyix has provided Normalized Adjusted EBITDA, which adjusts for these items.

Revision. In early February 2024, the Company identified fraudulent automated clearing house “ACH” disbursements from a company bank account. The cumulative amount of these disbursements through the end of 2023 totaled approximately $23 million, of which approximately $10.5 million were not correctly recorded in certain of our historic financial statements through September 30, 2023. Additionally, the Company expects to record up to an additional approximately $5 million for unauthorized disbursements, net of amounts remitted back from suspended accounts in the first quarter of fiscal 2024. We intend to cooperate with law enforcement and our banks to attempt to recover a portion of the fraudulent transfers and to file insurance claims for the remainder. However, there can be no assurance that we will be successful in recovering any of the unauthorized ACH disbursements from the wrongdoers, our banks or our insurance providers. We evaluated the out-of-period impacts of the error related to unauthorized ACH disbursements and concluded it was not material to any previously issued quarterly or annual consolidated financial statements, but because the error is material in the fourth quarter of 2023 (the period of correction), due to presentation of discontinued operations for the spin-off as discussed above, we have revised our 2023 quarterly results to include the amount of the ACH disbursements in the quarters when they occurred. The financial information included in this release reflects the revision. We also identified material weaknesses in our internal control over financial reporting related to the unauthorized ACH disbursements. Because we are in the process of validating initial investigative findings related to these fraudulent disbursements and finalizing the impact on previously issued financial statements and our internal control over financial reporting, as well as completing certain processes and procedures as a result of the spin-off, we have filed an extension for the filing of our Annual Report on Form 10-K.

PRELIMINARY RESULTS AND 10-K EXTENSION

As noted above, due to discovery of fraudulent ACH disbursements from a company bank account and the completion of additional processes and procedures as a result of the spin-off, we are in the process of completing our financial statements and other disclosures, as well as assessing matters relating to the effectiveness of our internal control over financial reporting and determining the steps necessary to remediate the material weaknesses related to the unauthorized ACH disbursements. As a result, we will file an extension for the filing of our Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, we are announcing preliminary results for the year, which are based on currently available information and are subject to revision as management completes its internal review, and excludes the consolidated balance sheet and consolidated statement of cash flows. Our independent registered public accounting firm has not finalized its review of these preliminary financial results or its audit of the financial statements for the year ended December 31, 2023. Actual results may differ from these preliminary financial results and other financial information due to the completion of our internal procedures, the audit of our financial statements, final adjustments and other developments that may arise between now and the time the results are finalized. Further disclosure is included in the Form 12b-25 filed with the Securities and Exchange Commission. We expect to file our Annual Report on Form 10-K for the year ended December 31, 2023 by March 15, 2024.

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “target,” “anticipate,” “outlook,” “guidance,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: the Company’s guidance and projected financial results for the year 2024; the estimated or anticipated future results and benefits of the Company’s plans and operations; the Company’s expectations of demand for its solutions and the impact thereof on the Company's financial results in 2024; the Company’s ability to deliver increased value to customers and stockholders; statements regarding the spin-off of NCR Atleos, including, but not limited to, statements regarding the future commercial or financial performance of the Company following such transaction, and value creation and the ability to innovate and drive growth generally as a result of such transaction; and the Company’s ability to offset losses incurred from fraudulent ACH disbursements from a Company bank account identified in February 2024 through cooperation with law enforcement and the Company’s banks or through insurance proceeds. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: challenges with transforming and growing our business, including our ability to attract new customers, increase use of our platform by existing customers and cross-sell additional products and solutions; development and introduction of new, competitive solutions on a timely, cost-effective basis; our ability to compete effectively against new and existing competitors; our ability to maintain a consistently high level of customer service; our ability to successfully manage our profitability and cost reduction initiatives; integration of acquisitions and management of other strategic transactions;
•Spin-Off of NCR Atleos: the potential strategic benefits, synergies or opportunities expected from the spin-off of NCR Atleos may not be realized or may take longer to realize than expected; any unforeseen tax liabilities or impacts resulting from the spin-off; requests, requirements or penalties imposed by any governmental authorities related to certain existing liabilities;
•Business Operations: domestic and global economic and credit conditions; downturn or consolidation in the financial services industry; difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using artificial intelligence; risks and uncertainties associated with our payments-related business; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event; geopolitical and macroeconomic challenges or events or acts of terrorism; environmental exposures from historical manufacturing activities;
•Data Privacy & Security: the impact of cybersecurity incidents on our business, including the April 2023 ransomware incident, and efforts to prevent or mitigate such incidents and any related impacts on our operations; and efforts to comply with applicable data protection and data privacy laws;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or other liabilities or obligations; access to the capital markets and other sources of financing; our cash flow sufficiency to service our indebtedness; interest rate risks and increased costs of borrowings; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; unforeseen tax liabilities or changes in tax law; our failure to maintain effective internal control over financial reporting and disclosure controls and procedures and our ability to remediate material weaknesses in our internal control over financial reporting; write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; and uncertainties regarding regulations, lawsuits and other related matters; and
•Governance: rights, preferences and privileges of our Series A Convertible Preferred (“Series A”) stockholders compared to the rights of our common stockholders; the impact of the terms of our Series A stock relating to voting power, share dilution and market price of our common stock; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release the Company also uses the non-GAAP measures listed and described below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the spin-off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Normalized Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Normalized Adjusted EBITDA). The Company determines Normalized Adjusted EBITDA for a given period by further adjusting its Adjusted EBITDA for estimated costs historically allocated to NCR Atleos that do not meet the definition of expenses related to discontinued operations for purposes of GAAP requirements regarding the reporting of discontinued operations. Normalized Adjusted EBITDA also removes revenue and costs associated with the transfer or pending transfer of NCR Atleos-related operations in all foreign countries that have not occurred by December 31, 2023 from Adjusted EBITDA. In addition, Normalized Adjusted EBITDA adjusts for all divestitures that occurred in prior periods that are not treated as discontinued operations under GAAP. The Company uses Normalized Adjusted EBITDA to estimate the performance of the continuing business following the spin-off. The Company believes that Normalized Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations following the spin-off and allow for more easy comparisons period over period.

The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. With respect to our outlook for Adjusted EBITDA and Adjusted EBITDA margin, we are not providing a reconciliation to GAAP net income because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income from continuing operations without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions and divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, GAAP net income.

Reconciliation of Net Income from Continuing Operations Attributable to NCR Voyix (GAAP) to Adjusted Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q4 2023	Q4 2022	FY 2023	FY 2022
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	$(255)	$(12)	$(585)	$(203)
Transformation and restructuring costs	24	22	39	96
Fraudulent ACH disbursements	13	—	23	—
Acquisition-related amortization of intangibles	17	17	71	71
Acquisition-related costs	—	1	1	2
Pension mark-to-market adjustments	7	(41)	7	(41)
Separation costs	81	—	99	—
Cyber ransomware incident recovery costs	(6)	—	17	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	68	58	252	237
Interest expense	37	81	294	285
Interest income	(2)	(7)	(13)	(13)
Loss on disposal of businesses	22	—	12	—
Loss on debt extinguishment	46	—	46	—
Income tax expense (benefit)	3	28	205	72
Stock-based compensation expense	79	19	150	90
Adjusted EBITDA (Non-GAAP)	$134	$166	$618	$596
Less: Divestitures(1)	(1)	(7)	(19)	(35)
Less: NCR Atleos delayed country transfers	(4)	(10)	(38)	(38)
Plus: Estimated costs historically allocated to NCR Atleos	2	24	71	96
Normalized Adjusted EBITDA (Non-GAAP)	$131	$173	$632	$619
(1)Divestiture amounts shown in table represent the quarterly and full year 2023 impact of the non-core payments and Austria-hardware divestitures.

NCR VOYIX CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended December 31
	Three Months		Twelve Months
	2023	2022	2023	2022
Revenue
Product	$312	$334	$1,239	$1,274
Service	651	632	2,591	2,519
Total Revenue	963	966	3,830	3,793
Cost of products	299	300	1,110	1,151
Cost of services	483	403	1,758	1,664
Total gross margin	181	263	962	978
% of Revenue	18.8%	27.2%	25.1%	25.8%
Selling, general and administrative expenses	253	168	738	695
Research and development expenses	56	37	185	147
Income (loss) from operations	(128)	58	39	136
% of Revenue	(13.3)%	6.0%	1.0%	3.6%
Loss on extinguishment of debt	(46)	—	(46)	—
Interest expense	(37)	(81)	(294)	(285)
Other income (expense), net	(41)	39	(79)	18
Total interest and other expense, net	(124)	(42)	(419)	(267)
Income (loss) from continuing operations before income taxes	(252)	16	(380)	(131)
% of Revenue	(26.2)%	1.7%	(9.9)%	(3.5)%
Income tax expense (benefit)	3	28	205	72
Income (loss) from continuing operations	(255)	(12)	(585)	(203)
Income (loss) from discontinued operations, net of tax	(60)	(6)	163	262
Net income (loss)	(315)	(18)	(422)	59
Net income (loss) attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to noncontrolling interests of discontinued operations	(1)	(2)	—	(1)
Net income (loss) attributable to NCR Voyix	$(314)	$(16)	$(422)	$60
Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(254)	$(10)	$(585)	$(202)
Dividends on convertible preferred stock	(4)	(4)	(16)	(16)
Income (loss) from continuing operations attributable to NCR Voyix common stockholders	(258)	(14)	(601)	(218)
Income (loss) from discontinued operations, net of tax	(60)	(6)	163	263
Net income (loss) attributable to NCR Voyix common stockholders	$(318)	$(20)	$(438)	$45
Income (loss) per share attributable to NCR Voyix common stockholders:
Income (loss) per common share from continuing operations
Basic	$(1.82)	$(0.10)	$(4.27)	$(1.59)
Diluted (1)	$(1.82)	$(0.10)	$(4.27)	$(1.59)
Net income (loss) per common share
Basic	$(2.25)	$(0.15)	$(3.12)	$0.33
Diluted (1)	$(2.25)	$(0.15)	$(3.12)	$0.32
Weighted average common shares outstanding
Basic	141.4	137.5	140.6	136.7
Diluted (1)	141.4	137.5	140.6	141.2

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on the Company’s Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR VOYIX CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended December 31
	Three Months			Twelve Months
	2023	2022	% Change	2023	2022	% Change
Revenue by segment
Retail	$544	$558	(3)%	$2,177	$2,182	—%
Restaurants	223	218	2%	886	857	3%
Digital Banking	151	140	8%	579	547	6%
Corporate and Other(1)	45	50	(10)%	188	207	(9)%
Total revenue	$963	$966	—%	$3,830	$3,793	1%

Adjusted EBITDA by segment
Retail	$90	$105	(14)%	$411	$384	7%
Retail Adjusted EBITDA margin %	16.5%	18.8%		18.9%	17.6%
Restaurants	50	41	22%	197	160	23%
Restaurants Adjusted EBITDA margin %	22.4%	18.8%		22.2%	18.7%
Digital Banking	56	56	—%	219	233	(6)%
Digital Banking Adjusted EBITDA margin %	37.1%	40.0%		37.8%	42.6%
Segment Adjusted EBITDA	196	202	(3)%	827	777	6%
Segment Adjusted EBITDA margin %	21.4%	22.1%		22.7%	21.7%
Corporate and Other(1)	(62)	(36)	72%	(209)	(181)	15%
Total Adjusted EBITDA	$134	$166	(19)%	$618	$596	4%
Total Adjusted EBITDA margin %	13.9%	17.2%		16.1%	15.7%
(1) Corporate and Other includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment along with any immaterial operating segment(s).